                                                                   Exhibit 10.20


            INTERNET APPLICATIONS DIVISION (IAD) RESELLER AGREEMENT
            -------------------------------------------------------

          This Agreement is made 22 March 1999 between Sybase, Inc. ("Sybase") with offices at 1475 Christie Ave., Emeryville, California 94608, and Rainmaker Systems, Inc. ("Rainmaker") with offices at 1800 Green Hills Rd., Suite 201, Scotts Valley, California 95066.

          1. License Grant. Subject to the terms and conditions below, Sybase grants Rainmaker a nonexclusive and nontransferable license to market and distribute copies of unmodified object code versions of those Sybase Internet Applications Division ((IAD) development tool and design tool software products identified in the attached initialed Schedule A ("Schedule") along with accompanying documentation ("Programs") to Rainmaker's customers ("End-Users") which will use the Programs in the applicable Territory described in the Schedule, provided that Rainmaker is then in the business of generally offering software in End-Users. Rainmaker may also sell to End-users certain Sybase services as described in the Schedule. Rainmaker may not market or distribute the Programs through any reseller or distributor. Rainmaker may order under this Agreement copies of the Programs for its own Internal use and up to that number of Demonstration Copies and Evaluation Copies allowed as stated in the Schedule.

          2. Fees and Payment Terms. Fees as set forth in the Schedule shall be due to Sybase for each copy of the Programs ordered by Rainmaker for an End-User or ordered by Rainmaker for its own internal use, such fees based on Sybase's then-current price list for the country in which the programs are to be used ("Price List"). The license fee for Demonstration Copies, if any, is set forth in the Schedule. Notwithstanding the above, there is no charge for authorized "Evaluation Copies", which are copies of the Programs that may only be used by End-users for up to the number of days designated in the Schedule after which they must be returned to Rainmaker. All fees resulting from this Agreement shall be due and payable to Sybase within thirty (30) days after the date of Sybase's invoice for such fees. Any past-due invoice may subject Rainmaker to credit hold at Sybase's sole discretion. All such fees are stated in United States dollars.

          3. Ownership. Programs are owned by Sybase or its licensors and are protected by copyright law, trade secret laws and international conventions. All rights in and to patents, copyrights, trademarks and trade secrets in the Programs are and shall remain with Sybase and its licensors. No title to or ownership of the Programs is transferred to Rainmaker or End-User.

          4. Ordering and Delivery. Rainmaker shall place all orders directly with Sybase. All Rainmaker orders placed with Sybase for End-Users will be delivered by Sybase directly to End-Users. Rainmaker shall state the ship-to and bill-to addresses on each Rainmaker order for End-User. Rainmaker is strictly prohibited from delivering Programs to End-users. Orders placed by Rainmaker for Demonstration Copies, Evaluation Copies or copies to be used by Rainmaker for its internal use shall be delivered to Rainmaker. All shipments are FOB origin, and Rainmaker is responsible for all shipping charges. Except for taxes on Sybase's income, Rainmaker shall be responsible for any sales, use, excise or any other form of taxes resulting from this Agreement.

          5. License Accompanying Programs. If Rainmaker uses the Programs, Rainmaker agrees to be bound by the terms and conditions of the Sybase license agreement accompanying each copy of the Program that Rainmaker obtains hereunder ("Sybase Shrinkwrap"). Notwithstanding the above, "Demonstration Copies" licensed by Rainmaker shall only be used by the Rainmaker for demonstration and training purposes and shall be returned to Sybase upon expiration or termination of this Agreement. All End-users shall be subject to the terms and conditions of the Sybase Shrinkwrap. If a conflict arises between this Agreement and the Sybase Shrinkwrap, the terms of this Agreement shall prevail.

          6. Independent Contractors. Rainmaker and Sybase are independent contractors and are not agents or representatives of each other. Rainmaker does not have the right to bind Sybase and shall not misstate or misrepresent its relationship to Sybase.

          7. Advertising; Trademarks. Rainmaker shall not make any representations concerning the Programs which are inconsistent with Sybase's marketing materials and advertising. Rainmaker may utilize applicable Sybase trademarks and logos only in accordance with Sybase's then-current published guidelines, and trademarks shall remain the exclusive property of Sybase or its licensors.

          8. Term and Rights Upon Termination. This Agreement will become effective as of the date first shown above and shall continue in force for a period of two (2) years, subject to termination under Section 9 below. Thereafter, the Agreement shall automatically renew for additional one (1) periods unless, prior to the end of the initial term or any subsequent term, either party gives the other party no fewer than ninety (90) days advance written notice of its intent not to renew. No expiration or termination of this Agreement shall impair or affect copies of Programs distributed by Rainmaker to End-Users in accordance with this Agreement prior to the effective date of the expiration or termination of this Agreement. Termination or expiration shall not release either party from its obligation to pay any fees accruing prior to the date of the termination or expiration. Sections 3, 5, 8, 9, 10, 11, 12 and 16 of this Agreement shall survive any expiration or termination of this Agreement.

          9. Default. Either party may immediately terminate this Agreement or any license granted hereunder by written notice to the other if such other party breaches any term or condition of this Agreement, including but not limited to failure to pay when due any fee hereunder, and does not remedy such breach within thirty (30) days of written notice thereof from the non-breaching party. Each party will reimburse the other party for all reasonable costs incurred by the other party (including attorneys' fees) in collecting past-due amounts hereunder. Any breach which by its nature cannot be remedied shall entitle the non-breaching party to terminate this Agreement immediately upon written notice to the other party. This remedy shall not be an exclusive remedy and shall be in addition to any other remedies which the non-breaching party may have under this Agreement or otherwise.

          10. Confidential Information. Each party will not disclose or use any business and/or technical information of the other designated orally or in writing as "Confidential" or "Proprietary" (together, "Confidential Information") without the prior written consent of the other party. Such restrictions do not extend to any item of information which

(a) is now or later becomes available in the public domain without the fault of the receiving party; (b) is disclosed or made available to the receiving party by a third party without restrictions and without breach of any relationship of confidentiality; (c) is independently developed by the receiving party without access to the disclosing party's Confidential Information, (d) is known to the recipient at the time of disclosure, or (e) is produced in compliance with applicable law or court order, provided that the disclosing party is given reasonable notice of such law or order and an opportunity to attempt to preclude or limit such production. Upon termination or expiration of this Agreement, each party shall immediately return all copies of Confidential Information received from the other party. Rainmaker shall not release the results of any benchmark of the Programs to any third party without Sybase's prior written approval for each such release (except to clients of Rainmaker who are not direct competitors of Sybase, provided that the benchmarking methodologies used by Rainmaker and the results are first provided to Sybase for review, and the client is required to maintain the confidentiality of such results).

          11. Disclaimer of Warranty; Limitation of Liability. Except as expressly provided in the Sybase Shrinkwrap, NO EXPRESS OR IMPLIED WARRANTY OR CONDITION IS MADE WITH RESPECT TO THE PROGRAMS OR SERVICES SUPPLIED BY SYBASE OR ITS SUBSIDIARIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. The aggregate liability to Sybase and its subsidiaries, if any, for any losses or damages arising out of or in connection with this Agreement, whether the claim is in contract, tort or otherwise, shall not exceed the amount paid by Rainmaker to Sybase under this Agreement for the affected programs or services. UNDER NO CIRCUMSTANCES SHALL SYBASE, ITS SUBSIDIARIES OR ITS LICENSORS BE LIABLE FOR SPECIAL, INDIRECT, EXEMPLARY, INCIDENTAL AND/OR CONSEQUENTIAL DAMAGES INCLUDING, BUT NOT LIMITED TO, LEGAL FEES, LOSS OF PROFITS, LOSS OR INACCURACY OF DATA OR LOSS RESULTING FROM BUSINESS DISRUPTION, EVEN IF SYBASE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          EXCEPT IF RAINMAKER IS FOUND TO HAVE (i) MADE UNAUTHORIZED COPIES OF THE PROGRAM(S) OR (ii) DISTRIBUTED THE PROGRAM(S) TO THIRD PARTIES IN VIOLATION OF THE AGREEMENT OR (iii) DISCLOSED SYBASE PROPRIETARY OR CONFIDENTIAL INFORMATION IN VIOLATION OF SECTION 10 OF THIS AGREEMENT, UNDER NO CIRCUMSTANCES SHALL RAINMAKER BE LIABLE FOR SPECIAL, INDIRECT, EXEMPLARY, INCIDENTAL AND/OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LEGAL FEES, LOSS OF PROFITS, LOSS OR INACCURACY OF DATA OR LOSS RESULTING FROM BUSINESS DISRUPTION, EVEN IF SYBASE HAS BEEN ADVISE OF THE POSSIBILITY OF SUCH DAMAGES.

          12. Indemnification. Rainmaker indemnifies and holds harmless Sybase, its affiliates, directors, employees and agents from all third party claims, including court costs and reasonable fees of attorneys and expert witnesses, arising in connection with Rainmaker's selling of the Programs or any Sybase services if liability is not caused by the Programs or services as provided by Sybase. Sybase indemnifies and holds harmless Rainmaker, its affiliates, directors, employees and agents from all third party claims, including court costs and reasonable fees of attorneys and expert witnesses, arising in connection with use of the Programs or services as provided by Sybase if liability is not caused by Rainmaker.

          13. Export Restriction. Rainmaker shall not transfer, directly or indirectly, any restricted programs or technical data received from Sybase or its subsidiaries, or the direct product of such data, to any destination subject to export restrictions under U.S. law, unless prior written authorization is obtained from the appropriate U.S. agency.

          14. Assignment. This Agreement may not be assigned (by operation of law or otherwise) or otherwise transferred in whole or in part by Rainmaker unless Rainmaker has received prior written permission from Sybase. To the extent Rainmaker is permitted to assign this Agreement, all provisions of this Agreement shall be binding upon Rainmaker's successors or assigns.

          15. Notices. All notices under this Agreement shall be in writing and either delivered personally, sent by first class mail, express carrier or by confirmed facsimile transmission to the address of the party set forth above (and if to Sybase, to the attention of the General Counsel). All notices shall be deemed given on the business day actually received.

          16. Other. This Agreement, the Schedule, and any documents explicitly referred to herein, constitute the entire agreement between the parties, and no representation, condition, understanding or agreement of any kind, oral or written, shall be binding upon the parties unless incorporated herein. This Agreement may not be modified or amended, nor will the rights of either party be deemed waived, except by an agreement in writing signed by authorized representation of Rainmaker and Sybase. Purchase orders shall be binding as to the products and services ordered, and the site for delivery of Programs or performance of services as set forth on the face side of or a special attachment to the purchase order. Other terms and preprinted terms on or attached to any purchase order shall be void. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to its conflict of laws rules or the United Nations Convention on the International Sale of Goods. If any provision of this Agreement is held to be unenforceable, the parties shall substitute for the affected provision an unforceable provision which approximates the intent and economic effect of the provision. The parties have requested that this Agreement and all documents contemplated hereby be drawn up in English.


Accepted and agreed on behalf of          Sybase, Inc. ("Sybase")
Rainmaker Systems, Inc. ("Rainmaker")

/s/ Michael Silton                        /s/ G. M. Riddle
-------------------------------------     -------------------------------------
(Authorized Signature)                    (Authorized Signature)


Michael Silton                            G. Mack Riddle
-------------------------------------     -------------------------------------
(Name)                                    (Name)


Chief Executive Officer                   Senior Corporate Counsel
------------------------------------      -------------------------------------
(Title)                        (Date)     (Title)                       (Date)

                                   SCHEDULE A


                         to the IAD Reseller Agreement



                              Fees and Guidelines
                              -------------------

Territory                          United States and Canada.
-------------------------------------------------------------------------------
Demonstration Copies               TBD
-------------------------------------------------------------------------------
Evaluation Copies                  Entitled to 30-day Evaluation Copies.
-------------------------------------------------------------------------------
Discount for the IAD Programs      Discounts for IAD development tool and design
                                   tool software are specified in Sybase's then-
                                   current IAD Reseller Price List.
-------------------------------------------------------------------------------
Discount for sale of End-User      *** discount off the Price List price for
 Technical Support                 technical support offerings that Sybase makes
                                   generally available to its customers for the
                                   Programs.
-------------------------------------------------------------------------------
Discount for sale of End-User      *** discount off the Price List price for
 Update Subscriptions              update subscriptions Sybase makes generally
                                   available to its customers for the Programs.
-------------------------------------------------------------------------------
Discount for Rainmaker Technical   *** discount off the Price List price for
 Support                           technical support offerings that Sybase makes
                                   generally available to its customers for the
                                   Programs.
-------------------------------------------------------------------------------
Discount for Rainmaker Training    *** discount off the Price List price on any
                                   Sybase standard training rate for the
                                   Programs for Rainmaker employees or agents
                                   trained at Sybase public training center.
-------------------------------------------------------------------------------


ACCEPTED and AGREED:  ----------------------------   -----------------------
                      (Rainmaker Initials)           (Date)

                      ----------------------------   -----------------------
                      (Sybase Initials)              (Date)

 The Price Lists and all discounts are subject to change upon thirty (30) days prior written notice by Sybase to Rainmaker.

-----------------------
     *** Confidential treatment has been requested.

              OUTSOURCING ADDENDUM (for IAD Subscription Services)
              ----------------------------------------------------

                         in the IAD Reseller Agreement
                         -----------------------------

This addendum ("Addendum"), made 22 March 1999 ("Effective Date"), supplements and amends the IAD Reseller Agreement dated 22 March 1999 ("Agreement") between Sybase, Inc. ("Sybase") and Rainmaker Systems, Inc. ("Rainmaker"). Capitalized terms not defined herein shall be as defined in the Agreement. Any conflict between the terms and conditions of this Addendum and the Agreement, the terms and conditions of this Addendum shall prevail.

WHEREAS, Sybase owns certain software programs specified in Exhibit A ("IAD Program") which it provides to customers through its Internet Applications Division ("IAD") using various direct and indirect channels, and

WHEREAS, IAD wishes to provide a subscription service to its IAD Customers so they may purchase a subscription to major releases of the IAD Programs ("Subscription Service"), and

WHEREAS, IAD wishes Rainmaker to act as an independent vendor of such Subscription Service to IAD Customers and Rainmaker desires to act in such capacity;

NOW, THEREFORE, for good and valuable consideration between the parties hereto, Sybase and Rainmaker agree as follows:

1.  Definitions

        a) "IAD" Customer" means any entity or person authorized by Sybase per the list of customer accounts provided by Sybase to Rainmaker that (or who) has previously licensed an IAD Program listed on Exhibit A from Sybase and to which (or whom) Rainmaker is entitled to market the Subscription Service.

        b) "Outsourced Services" means those services provided by Rainmaker as specified in Section 5 of this Addendum.

        c) "Subscription Service" means annual updates that entitle the IAD Customer to minor and major releases of the IAD Programs.

        d)  "Territory" means the United States of American and Canada.

2.  License Grants

        a) Subscription Services. Sybase hereby grants to Rainmaker, for the
            ---------------------
term of the Addendum and subject to the terms and conditions contained herein, a nontransferable license to be IAD's sole (with respect only to this type of business arrangement) external provider of "Non-Point-Of-Sale" Update Subscription Plan ("USP") subscriptions and renewals for IAD Customers in the Territory. Rainmaker understands and agrees that the Subscription Service license granted in the immediately preceding sentence does not preclude Sybase from selling Subscription Services, nor does it preclude Sybase or its authorized resellers or distributors from selling Subscription Services at the point of initial sale of the Sybase Program or from selling any other Sybase product as authorized by Sybase.

        b) Advertising Trademarks. Sybase hereby grants to Rainmaker, for the
            ----------------------
term of this Addendum and subject to the terms and conditions contained herein, a nonexclusive and nontransferable license to use the trademarks, service marks, logos and trade names that relate to Sybase or the IAD Programs (the "Marks") solely in connection with this Addendum; provided that Rainmaker clearly identifies Sybase's ownership of such Marks and uses such Marks in accordance with Sybase's then-current trademark guidelines. Furthermore, Rainmaker shall use the name "Sybase IAD Subscription Services" when performing its obligations with respect to the Outsourced Services.

3.  Title and Ownership

        a) Rights. Nothing contained in this Addendum shall directly or
           ------
indirectly be construed to assign or to grant to Rainmaker any right (other than that right expressly granted in Section 2 of this Addendum), title or interest in or to the IAD Programs or Subscription Services or any intellectual property embodied in or related to the IAD Programs or Subscription Services.

        b) Proprietary Notices. Rainmaker agrees not to alter or remove any
           -------------------
logo, insignia, copyright notice, trademark notice or other proprietary notice on or in any IAD program or Subscription Service materials.

        c) Sybase Marks. Rainmaker acknowledges and agrees that the Marks are
           ------------
owned solely and exclusively by Sybase and, except as expressly set forth in
Section 2(b) of this Addendum, Rainmaker has no rights, title or interest in or to such Marks and all use of such Marks by Rainmaker shall inure to the benefit of Sybase. Rainmaker agrees not to apply for registration of any Marks (or any mark confusingly similar thereto) anywhere in the world. It is further agreed by Rainmaker that Sybase owns the names "Sybase," "Sybase, Inc.," and "Sybase IAD Subscription Services." Rainmaker will not use Rainmaker marks when pursuing business as Sybase IAD Subscription Services.

Any and all use under this Addendum of the Marks requires the prior written consent of Sybase. Rainmaker agrees not to take any action that jeopardizes Sybase's proprietary rights in the Marks. Rainmaker shall only use the Marks in unaltered form and agrees to cooperate with Sybase's instructions and quality procedures. Sybase reserves the right to require Rainmaker to discontinue use of any advertising or marketing materials relating to Sybase, the Marks or the Programs. Rainmaker acknowledges and agrees that the presentation and image of the Marks as provided to Rainmaker by Sybase shall be uniform and consistent with respect to all services, activities and products associated therewith. Rainmaker agrees to use the Marks in any printed materials created by Rainmaker solely in the manner that Sybase may specify from time to time upon reasonable advance written notice.

        d) IAD Customer Data. Sybase shall retain sole ownership of all IAD
           -----------------
Customer data provided to Rainmaker, including, but not limited to, any database or IAD Customer credit information repository resulting therefrom. In addition, Sybase shall solely own all such IAD

Customer records that are created, modified or entered into any database or repository created by Rainmaker. Other than for the express purposes of performing the Outsourced Services under this Addendum, Rainmaker shall not disclose, or in any way use, any such IAD Customer records. Upon the termination or expiration of this Addendum for any reason, and in addition to the requirements imposed on Rainmaker under Section 9(c) of this Addendum with respect to the IAD Customer data, under no circumstances shall Rainmaker utilize any IAD Customer data for any purpose and any rights to use such Customer data shall be terminated. Furthermore, any and all such IAD Customer records, including records and any form of information resulting from such IAD Customer records, shall be considered Sybase confidential information and shall be held in confidence by Rainmaker in accordance with Section 10 of the Agreement.

4.  Start-Up Period

        a) Initial Start-Up Funds. Sybase shall pay Rainmaker Initial Start-Up
           ----------------------
funds as specified in Exhibit B to this Addendum. Rainmaker shall use such funds for recruitment of any new sales and management personnel necessary to successfully begin the Outsourced Services.

        b) Marketing Start-Up Funds. Sybase shall pay Rainmaker Initial Start-Up
           ------------------------
funds as specified in Exhibit B to this Addendum. Rainmaker shall use such funds to support initial market development efforts with respect to the Subscription Services as approved in advance by Sybase in writing.

        c) IAD Customer Data. Within a reasonable period after the Effective
           -----------------
Date, Sybase shall deliver to Rainmaker a copy of IAD's then-current IAD Customer list applicable to those accounts Sybase wishes Rainmaker to solicit with respect to purchasing the Subscription Services. Such list shall include, but not be limited to, company names, contact names, addresses, telephone numbers, subscription and service contract information, and product registration information of IAD Customers. Rainmaker may only use such information to assist it in selling the Subscription Services.

        d) Sybase Liaison. During the Start-Up Period stated in Exhibit B to
           --------------
this Addendum, Sybase shall appoint an employee to assist Rainmaker in addressing any problems or issues that may arise that may negatively impact Rainmaker's performance of the Outsourced Services.

5.  Outsourced Services

Under the terms of this Addendum, Rainmaker shall provide the following Outsourced Services:

        a) Selling Subscription Services. Actively solicit IAD Customers to
           -----------------------------
purchase Subscription Services in the net amount paid by Rainmaker to Sybase of at least the following amounts ("Quarterly Revenue Target") beginning with the October 1999 through December 1999 calendar quarter and for each calendar quarter thereafter during the term of this Addendum.

          Oct. '99 through Dec. '99 - ***
          Jan. '00 through Mar. '00 - ***
          Apr. '00 through Jun. '00 - ***
          Jul. '00 through Sept. '00 - ***
          Oct. '00 through Dec. '00 - ***
          Jan. '01 through Mar. '01 - ***

     *** Confidential treatment has been requested.

        b) IAD Customer Orders. IAD Customers shall be able to place orders for
           -------------------
Subscription Services with Rainmaker, and Rainmaker shall issue purchase orders to Sybase in order to fulfill such orders.

        c) Subscription Service Renewals. During the term of this Addendum,
           -----------------------------
Rainmaker shall track the expiration dates for Subscription Services acquired by IAD Customers and offer such IAD Customers the opportunity to renew upon expiration.

        d) Leads. If Rainmaker receives a request from an IAD Customer for a
           -----
product or service that Rainmaker does not provide to IAD Customers under this Addendum, Rainmaker shall forward information concerning such IAD Customer and the IAD Customer's request to Sybase in a timely fashion.

        e)  Rainmaker's Marketing Efforts.  Rainmaker shall use all reasonable
            -----------------------------
commercial efforts to market the Subscription Services throughout the Territory to the target market identified by Sybase and approved in an advance writing by Sybase.

6.  Reports and Records

        a)  Monthly Reports.  within five (5) business days of the close of each
            ---------------
calendar month, Rainmaker shall provide Sybase, in a format acceptable to Sybase, the following reports covering the immediately preceding month:

                (i)    a sales-out report;

                (ii)   a consolidated purchase order report;

                (iii) Any additional reports upon Sybase's reasonable request at no additional charge to Sybase.

        b) Records. Rainmaker shall keep accurate and proper books and records,
           -------
in conformity with good business and accounting practices, relating to its provision of the Outsourced Services hereunder. No more than twice each year, Sybase may retain an independent third party accountant of its choosing to review such books and records (to determine compliance with this Addendum and the Agreement) that pertain directly or indirectly to Sybase and the Outsourced Services during Rainmaker's normal business hours upon ten (10) business days advance written notice.

7.  Marketing Funds

        a) Marketing Funds. Sybase shall reserve funds in the amount of *** of
           ---------------
all amounts that Rainmaker has paid Sybase for Subscription Services that Rainmaker has sold. Such funds are available only for the exclusive purpose of Rainmaker's marketing and promoting of the Subscription Services. No more than on a calendar quarter basis, Rainmaker shall report to Sybase its commitments and expenditures associated with such funds, and any such commitments or expenditures acceptable to Sybase shall be paid for by Sybase to Rainmaker not to exceed the total amount of the aforementioned funds. Any Rainmaker commitments or expenditures not pre-approved by Sybase in writing shall not be paid for by Sybase.

8.  Pricing and Payment Terms

        a)  Subscription Services Pricing.  In consideration of the first *** of
            -----------------------------
Subscription Services revenue paid to Sybase by Rainmaker, Subscription Services pricing covered by this Addendum shall be provided to Rainmaker at *** off Sybase's then-current North American End User Price List price for the applicable Subscription Service. In consideration of Subscription Services revenue paid to Sybase by Rainmaker in excess of ***, Subscription Services pricing covered by this Addendum shall be provided to Rainmaker at *** off Sybase's then-current North American End User Price List price for the applicable Subscription Service. The aforementioned increase in the discount rate to *** shall not have retroactive effect. In no event shall Sybase dictate to Rainmaker the price at which Rainmaker may sell the Subscription Service to the IAD Customer.

        b) Subscription Services Orders and Payment Terms. Rainmaker shall place
           ----------------------------------------------
monthly purchase orders with Sybase for Subscription Services. Following Sybase's receipt and fulfillment of such monthly purchase order, Sybase shall issue Rainmaker an invoice corresponding to such purchase order. Rainmaker shall pay to Sybase all amounts set forth in such invoice within thirty (30) days from the date of such invoice.

        c) Unpaid Subscription Services Orders. In the unlikely event that
           -----------------------------------
Rainmaker is not paid by an IAD Customer for a Subscription Service sold to the IAD Customer by Rainmaker, then Sybase shall credit Rainmaker *** of the amount unpaid by such IAD Customer. In no event shall such credits in their annual cumulative total amount in any year during the term of this Addendum exceed *** of the actual yearly revenue derived by Sybase from sales of the Subscription Services by Rainmaker under this Addendum.

     *** Confidential treatment has been requested.

9.  Term of Termination

        a) Term. This Addendum shall be in force for two (2) years from the
           ----
Effective Date, and thereafter shall automatically renew or additional one (1) year periods unless, prior to the end of the initial term or any subsequent term, either party gives the other party no fewer than ninety (90) days advance written notice of its intent not to renew this Addendum.

        b) Termination for Cause. This Addendum may be terminated by either
           ---------------------
party for cause. Events constituting cause shall include:


           (i) Rainmaker does not meet its Quarterly Revenue Target specified in Section 5(a) of this Addendum;

           (ii) the other party's material breach of any warranty provision in this Addendum;

           (iii) a violation of law, including, but not limited to, any law relating to trademark, copyright, patent, or other intellectual property infringement;

           (iv) any assignment by a party in violation of this Addendum or the Agreement without the other party's express written consent;

           (v) if any proceedings are commenced by or against the other party under the U.S. Bankruptcy Code;

           (vi) immediately upon the other party's material breach of Section 10 of the Agreement; or

           (vii) any other material breach of, or default under, this Addendum by the other party that is not remedied within thirty (30) days after written notice in accordance with Section 9 of the Agreement.

        c) Other. Upon the termination or expiration of this Addendum for any
           -----
reason, Rainmaker shall promptly deliver to Sybase or its designee all documents and all media or items containing, in whole or in part, any Proprietary or Confidential Information of Sybase including, but not limited to, all IAD Customer data provided to Rainmaker by Sybase, and any other marketing or other information of Sybase that Sybase requests. Rainmaker shall retain a copy (subject to confidentially as stipulated under section 10 of the Agreement) of all such documents, media, items or portions thereof that contain Sybase information only for so long as retention of such records is required for federal and state tax reporting purposes or under other governmental rules or regulations, after which the copy of such records shall be returned to Sybase.


10. Other

        a) Independent Contractor. The parties shall be deemed for all purposes
           ----------------------
to be independent contractors. This Agreement shall not constitute either party the employee, legal representative or agent of the other, nor shall either party have the right or authority to assume, create, or incur any liability or any obligation of any kind on behalf of the other party.

Except as amended above, the Agreement shall remain in full force and effect.

Rainmaker Systems, Inc. ("Rainmaker")      Sybase, Inc. ("Sybase")

/s/ Michael Silton                          /s/ G. M. Riddle
----------------------------------------   -------------------------------------
Authorized Signature                       Authorized Signature


Michael Silton                             G. M. Riddle
----------------------------------------   ------------------------------------
Printed Name                               Printed Name


Chief Executive Officer                    Senior Corporate Counsel
----------------------------------------   -------------------------------------
Title                                      Title


March 22, 1999                             March 22, 1999
----------------------------------------   -------------------------------------
Date Signed                                Date Signed

                                   EXHIBIT A



                     Sybase IAD Program Subscription Plans


Commercially Available Update Subscription Service Plans for the following
--------------------------------------------------------------------------
Sybase IAD Programs:
-------------------


Enterprise Application Server
Enterprise Application Studio
Power Builder
Power J
Power ++
Power Designer

NOTE:  If Sybase decides to discontinue any Subscription Service covered by this
----
Addendum, Sybase shall provide Rainmaker with thirty (30) days advance written notice of such discontinuance.

                                   EXHIBIT B



                               Funds and Schedule



             Start-up Period:  22 March 1999 through 29 April 1999.
             ---------------


Initial Start-Up Funds:  ***
----------------------

Initial Start-Up Schedule:  To be completed on or before 29 April 1999.
-------------------------

Marketing Start-Up Funds:  ***
------------------------

Marketing Start-Up Schedule:  To be completed on or before 29 April 1999.
---------------------------

Start-Up Phase Completed:  29 April 1999.
------------------------

Outsource Services Start Date:  29 April 1999.
-----------------------------



*** Confidential treatment has been requested.

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

Rainmaker Systems, Inc. will perform the following services for Sybase IAD including: (a) initiate fully functioning outsource selling capability by April 1999; (b) perform sales and marketing services including but not limited to designing and executing email, fax, brochures, web sites and other media to Sybase IAD customers (with prior Sybase approval); and (c) loading and analyzing Sybase's customer data including but not limited to de-duping of duplicate records, fax and zip code appends and customer surveys. Invoicing for the services will be quarterly for any and all services completed in the previous quarter. Once the services are performed consistent with these terms, the fees are non-refundable. In no event will the total amount of service fees due to Rainmaker Systems, Inc. under this agreement exceed *** of all amounts paid by Rainmaker to Sybase for IAD subscriptions purchased by Rainmaker.

In addition, as may be agreed by the parties, Rainmaker may perform further services for which Rainmaker will be compensated.


Sybase, Inc.                             Rainmaker Systems, Inc.


By:    /s/ Peter Howard                  By:    /s/ Robert Mason
       -------------------------         ---------------------------------

Name:  Peter Howard                      Name:  Robert Mason
       -------------------------         ---------------------------------

Title: Director of Sales                 Title: Sr. VP Sales and Marketing
       -------------------------         ---------------------------------

Date:  July 30, 1999                     Date:  July 30, 1999
       -------------------------         ---------------------------------





     *** Confidential treatment has been requested.

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